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BELL, BOYD & LLOYD LLC                        THREE FIRST NATIONAL PLAZA
                                              70 WEST MADISON STREET, SUITE 3300
                                              CHICAGO, ILLINOIS 60602-4207
                                              312 372-1121  FAX  312 372-2098

                                              OFFICES IN CHICAGO
                                              AND WASHINGTON, D.C.


                                 April 29, 2004

     As counsel for Pearl Mutual Funds (the "Registrant"), we consent to the incorporation by reference of our opinion dated June 12, 2001, for each of the Registrant's series designated Pearl Total Return Fund and Pearl Aggressive Growth Fund, filed with pre-effective amendment no. 2 to the Registrant's registration statement on Form N-1A, Securities Act File No. 333-53390 as filed on June 15, 2001.

     In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                                      /s/ Bell, Boyd & Lloyd LLC
                                                      --------------------------
                                                      Bell, Boyd & Lloyd LLC